Exhibit (a)(ix) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                         FEDERATED HIGH INCOME BOND FUND, INC.

                                 ARTICLES OF AMENDMENT

     FEDERATED HIGH INCOME BOND FUND, INC., a Maryland corporation  (hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation that:

     FIRST: The charter of the Corporation is amended by inserting, at the end of Article EIGHTH, new subparagraph (l), to read:

      "(l) To the extent permitted under Maryland law, without the vote of the shares of any class of stock of the Corporation then outstanding, the Corporation may, upon approval of a majority of the Board of Directors, sell and convert into money all the assets of any class or series of the Corporation. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the Corporation, or any class or series thereof, the Directors shall distribute the remaining assets of the Corporation ratably among the holders of the outstanding shares of the Corporation, or any affected class or series thereof."

      SECOND: The foregoing amendment to the charter of the Corporation was approved by the Board of Directors of the Corporation; and has been duly approved by shareholders of the Corporation at a special meeting of the shareholders held on November 18, 1999.

      IN WITNESS WHEREOF, Federated High Income Bond Fund, Inc., has caused these Articles of Amendment to be signed in its name and on its behalf as of January 13, 2000, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                      FEDERATED HIGH INCOME BOND
                                    FUND, INC.

/S/ C. GRANT ANDERSON         By:  /S/ J. CHRISTOPHER DONAHUE
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C. Grant Anderson                     J. Christopher Donahue
Assistant Secretary                   Executive Vice President